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                                                        EXHIBIT 10.20

                                    TERM NOTE


DATE OF NOTE:      March 7, 1996

PRINCIPAL AMOUNT:  $2,000,000.00

MATURITY DATE:     October 7, 2002, unless accelerated earlier pursuant to
                   paragraph 2 hereof.

INTEREST RATE:     One percent (1%) in excess of the Prime Rate of Payee,

                   which rate shall be the interest rate announced by SunTrust Banks of Florida, Inc. from time to time, as its prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest interest rate charged borrowing customers or any subsidiary bank of SunTrust Banks of Florida, Inc.) with any change in the Interest Rate to be effective on the date any such change in the Prime Rate is announced by SunTrust Banks of Florida, Inc. from time to time.

INSTALLMENT
  PAYMENT:         The principal payment of $25,000.00, plus accrued interest.

MAKER:             AirTran Airways, Inc. and
                   Airways Corporation

MAKER'S ADDRESS:   6280 Hazeltine National Drive
                   Orlando, Florida  32822

PAYEE:             SunTrust Bank, Central Florida, National
                   Association

PAYEE'S ADDRESS:   200 South Orange Avenue
                   Orlando, Florida  32801

         FOR VALUE RECEIVED, the undersigned corporations (collectively, the "Maker") do hereby jointly and severally covenant and promise to pay to the order of the Payee or to its successors and assigns, at the Payee's Address or at such other place as the Payee may designate to the Maker in writing from time to time, in legal tender of the United States, the Principal Amount with interest from the date hereof computed at the Interest Rate on the unpaid balance of the Principal Amount at the times and in the amounts set forth herein.



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1. REQUIRED PAYMENTS. During the term hereof, payments will be made as follows:


                  (a) INTEREST PAYMENTS. During the term of this Note, the Maker shall pay interest monthly in arrears at the Interest Rate, on the first day of each month (the "Due Date") commencing on April 1, 1996 until the Maturity Date, at which time the entire remaining unpaid principal balance and all accrued but unpaid interest shall be due and payable in full.

                  (b) PAYMENTS OF PRINCIPAL AND INTEREST. During the term of this Note, the Maker shall pay, in addition to interest, monthly principal payments in the amount of $25,000.00 on the first day of each month (the "Due Date") commencing April 1, 1996 until the Maturity Date, at which time the entire remaining unpaid principal balance and all accrued but unpaid interest shall be due and payable in full.

                  (c) REQUIRED PREPAYMENTS. In addition to the above-scheduled principal payments, during the term of this Note, the Maker shall pay to the Payee as a prepayment on this Note, twenty-five percent (25%) of Maker's Excess Cash Flow (as hereinafter defined), determined as of the end of each fiscal year of the Maker commencing with the fiscal year ending March 31, 1997, but not to exceed $500,000.00 each fiscal year (the "Required Annual Prepayment"). Excess Cash Flow shall mean Maker's consolidated after tax net income plus non-cash charges less principal payments made during the preceding fiscal year and less cash capital expenditures of up to $500,000.00 made during the preceding fiscal year. The Maker's Excess Cash Flow shall be determined on a consolidated basis by the Bank from the Maker's year end financial statements, which shall be delivered to the Payee pursuant to the Leasehold Mortgage (as hereinafter defined) but in no event later than ninety (90) days after the end of Maker's fiscal year. Promptly, after receipt of such annual financial statements, the Bank shall determine the amount of the Required Annual Prepayment and shall provide notice of such amount to the Maker. The Maker shall pay each Required Annual Prepayment to Payee within ten (10) days of the date on which the Payee provides written notice of the amount thereof to Maker. Each Required Annual Prepayment shall be applied to this Note in the manner determined by the Payee.

                  (d) MATURITY DATE. On the Maturity Date, the entire remaining unpaid principal balance together with



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         accrued but unpaid interest shall be due and payable in full.

         2. PAYEE'S EARLY ACCELERATION OPTION. Commencing April 30, 1997 and on the same date of each year thereafter during the term of this Note, (the "Early Acceleration Date"), Payee shall have the option to declare the entire outstanding principal balance and all accrued but unpaid interest due on this Note due and payable in full, which option the Payee must exercise by written notice to the Maker within sixty (60) days after the Early Acceleration Date. In the event that the Payee so gives the Maker said written notice of its intention to exercise its annual put option as provided herein, the Maker shall have forty-five (45) days from the date of said written notice to pay the entire outstanding principal balance and all accrued and unpaid interest due on this Note.

         3. DEFAULT. The occurrence of any one or more of the following conditions shall each and all constitute a condition of default under this Note:

                  (a) If any payment as set forth herein is not made on this Note when due (i.e. the Due Date).

                  (b) If any condition of default whatsoever occurs under the Leasehold Mortgage (as hereinafter defined) or Security Agreement (as hereinafter defined) or any other agreement whatsoever relating to any collateral that may have been given for the payment of this Note and such default remains uncured after any applicable cure periods.

                  (c) The Payee deems itself insecure.

                  (d) Any application or petition is filed by or against any Maker in connection with any bankruptcy or similar proceeding or if any Maker acknowledges or otherwise fails to pay their debts as and when they become due.


                  (e) A default occurs under the terms and conditions of any other agreement relating to the obligation evidenced by this Note and such default remains uncured after any applicable cure periods.

         If any one or more of the foregoing conditions should occur, then the entire principal balance and accrued and unpaid interest thereon shall become due and payable at once or thereafter, at the option of the Payee, without notice to or demand upon the Maker, or the Payee may exercise any and all other rights




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available to it under applicable law or any other loan document, each of which remedy shall be cumulative. Failure to exercise these options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         4. LATE PAYMENT FEE, ETC. If any payment is not made within five (5) days after the Due Date, then, in that event, there shall also be paid to the Bank, a late charge equal to five percent (5%) of the payment that is due on the Due Date and not paid. The purpose of such late charge shall be to reimburse the Bank for its costs and expenses in connection with servicing a delinquent account. A payment which is not received on the due date shall be deemed late. Further, if any payment shall not be paid when due, then the entire principal balance and accrued and unpaid interest thereon shall become due and payable at once or thereafter, at the option of the holder of this Note, without notice to or demand upon the Maker. Failure to exercise these options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         5. COSTS OF COLLECTION. The Maker agrees that they shall, jointly and severally, pay all costs, expenses and reasonable attorneys' fees, incurred by the Payee in connection with any aspect of this Note, including any default as well as any proceedings which may involve this Note or any other loan document relating hereto including, but not limited to, arbitration, litigation, bankruptcy proceedings, etc. The undersigned specifically agree that in the event of any bankruptcy of the Maker, the Payee shall be entitled to recover all its expenses and reasonable attorneys' fees incurred by the Payee in regard to any bankruptcy proceeding.

         6. INTEREST/DEFAULT INTEREST, ETC. Interest under this Note is computed on the basis of a 360 day year period, based on the actual number of days elapsed. This Note and all sums due hereunder shall bear interest at the lesser of (a) twenty-five percent (25%) per annum or (b) the highest lawful rate of interest per annum permitted under the laws of the State of Florida from the date of a default hereunder. Notwithstanding any term, condition, obligation or provision herein to the contrary, it is the expressed intent of the Payee that no interest, consideration or charge in excess of that permitted in the State of Florida may be accrued, charged or taken or become payable hereunder. In the event it is hereafter determined that the Payee of this Note has taken, charged or reserved interest in excess of that permitted under Florida law, whether due to prepayment, acceleration or otherwise, such excess shall be refunded to the Maker or credited against the sums due the Payee hereunder.



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         7. COLLATERAL. This Note is secured, inter alia, by a Leasehold
Mortgage and Security Agreement (the "Leasehold Mortgage") dated of even date herewith from the Maker to the Payee, encumbering the Maker's leasehold interest in certain real property situated in the State of Florida, and to which reference is hereby made for a description of said real property, the nature and extent of the security, the rights of the Payee in respect thereof and the terms and conditions upon which this Note is issued. This Note is also secured by the personal property described in the Security Agreement (the "Security Agreement") dated of even date herewith by and between the Maker and Payee. The Maker agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment made by the Payee and the owner of the real property interest affected by the Leasehold Mortgage, whether with or without notice to the Maker, and the Maker shall continue to be liable to pay the amount due hereunder, but with interest at a rate no greater than the Interest Rate according to the terms of any such agreement of extension or modification. The unpaid balance of the Principal Amount, plus accrued interest, shall become due and payable at the option of the Payee under the happening of an event by which said balance shall or may become due and payable under the terms of the Leasehold Mortgage or the Security Agreement or any other loan document relating to the Note, the Leasehold Mortgage or the Security Agreement and the expiration of any applicable cure periods.

         8. AMENDMENTS TO NOTE. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         9. WAIVER OF PRESENTMENT, ETC. All parties to this Note, whether Maker, endorser, surety, or guarantor, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor, and expressly agree jointly and severally to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of the time of, or for the payment of said principal or interest, or any change or the changes in the amount or amounts agreed to be paid under or by virtue of the obligation to pay provided for in this Note, or any changes or changes by way of release or surrender or substitution of any real property and collateral or either, held as security for this Note, and waive all and every kind of notice of such extension or extensions, change or changes, and agree that the same may be made without the joinder of the Maker.

         10. NOTICE. Written notices provided herein shall be sent by registered or certified mail, postage pre-paid, return receipt



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requested, by pre-paid telex or telecopier, reputable overnight courier, freight pre-paid, or delivered by hand.

         11. LAW GOVERNING. The provisions of this Note shall be construed and interpreted in accordance with, and all rights and obligations of the parties hereunder governed by, the laws of the State of Florida.

         12. RESOLUTION OF DISPUTES/VENUE/ETC. The exclusive venue for any proceeding shall be in the county where the Payee is located provided, however, the Payee may waive the foregoing requirement and, further, in regard to any judicial proceeding, each party expressly waives any right to a jury trial.

         13. PREPAYMENT. This Note may be prepaid in whole or in part at any time without penalty.

                                AIRTRAN AIRWAYS, INC.


                                By:/s/ John F. Horn
                                --------------------------------
                                   John F. Horn
                                   President and Chief Executive
                                         Officer


                                AIRWAYS CORPORATION


                                By: /s/ John F. Horn
                                --------------------------------
                                   John F. Horn
                                   President

Documentary stamp taxes in the amount of $7,000.00 have been affixed to the Leasehold Mortgage and Security Agreement securing this Note.



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